UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2008
ULTA SALON, COSMETICS & FRAGRANCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33764	36-3685240
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)
1000 Remington Blvd., Suite 120
Bolingbrook, Illinois 60440
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (630) 410-4800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit 10.15

Item 1.01 Entry Into a Material Definitive Agreement.
On August 15, 2008, Ulta Salon, Cosmetics & Fragrance, Inc., a Delaware corporation (the “Company”), entered into a First Amendment to Third Amended and Restated Loan and Security Agreement, dated as of August 15, 2008, by and between the Company, LaSalle Bank National Association, Wachovia Capital Finance Corporation (Central) and JPMorgan Chase Bank, N.A. The amendment, among other things, exercised a $50 million accordion option on a non-pro rata basis among the banks. A copy of the amendment is attached as Exhibit 10.15 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits

Exhibit	Description

10.15	First Amendment to Third Amended and Restated Loan and Security Agreement, dated as of August 15, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTA SALON, COSMETICS & FRAGRANCE, INC.

Date: August 20, 2008	By:	/s/ Robert S. Guttman
Robert S. Guttman
Senior Vice President, General Counsel
and Secretary